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                                                                  Exhibit 10.33

                                 eUniverse, Inc.

                                February 20, 2000

Christian Walter
5945 Jessup Road
Cincinnati, OH 45247

     Re:  Purchase of JustSayWow.com by eUniverse, Inc. ("EUI")
          From Christian Walter of Cincinnati, Ohio ("Seller")

Dear Christian:

         This letter agreement (the "Agreement") sets forth the terms of EUI's purchase of all of the assets, including, without limitation, the physical assets, good will, web site contents (collectively, the "Assets"), used to conduct the on-line interactive entertainment business owned by Seller that is known as JustSayWow, and presently located at the URL: http://www.justsaywow.com (the "Business").

         The consummation of the transactions set forth in this Agreement (the "Closing") shall be effective as of 12:01 a.m. Stamford, Connecticut on the date that all of the Closing conditions are satisfied (the "Closing Date"), as reasonably determined by the Company.

         On the Closing Date, Seller shall sell, assign, transfer, convey and deliver to EUI and EUI agrees to purchase and accept from the Seller, all right, title and interest in and to all of the Assets, free and clear of all liens, encumbrances or security interests. The purchase price for the purchased Assets shall be Three Hundred Thousand Dollars ($300,000.00) (the "Purchase Price") payable in cash and shares of common stock of EUI (the "EUI Shares"), as follows:

         1. On the Closing Date, EUI shall pay to Seller (i) the amount of One Hundred Thousand Dollars ($100,000.00) in cash, and (ii) the amount of One Hundred Thousand Dollars ($100,000.00) in EUI Shares at a share price equal to the average of the closing price of the EUI Shares on the five (5) trading days immediately preceding the Closing Date (collectively, the "Downpayment");

         2. During each of the ten (10) consecutive months beginning with the second full calendar month following the Closing Date, EUI shall pay to Seller the amount of Ten Thousand and No/100 Dollars ($10,000.00) in cash on the 1st day of each such month.

         No fractional shares of EUI Shares will be issued, no cash will be paid in lieu of fractional shares, and the total number of EUI Shares issued to Seller shall be rounded to the nearest whole number.

         Seller agrees to take all action necessary to transfer ownership to EUI of Seller's telephone numbers, web site content and all domain names for the Business, free and clear of any liens or encumbrances.






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Letter Agreement
Page 2

         The parties acknowledge and agree that this is a sale of Assets and that, except as otherwise specifically set forth in this Agreement, EUI shall neither assume nor be liable for any contracts, debts, warranties, obligations, undertakings or liabilities whatsoever of the Seller, and Seller shall remain solely liable for any and all claims against the Business or its assets and all liabilities and accounts payable arising out of Seller's operation of the Business, acts or omissions prior to the Closing.

         Seller hereby represents and warrants to EUI that (1) this Agreement is a valid and binding obligation of Seller enforceable in accordance with its terms and that there are no agreements or encumbrances of the Seller with respect to the Business or the Assets; (2) this Agreement does not violate or conflict with any other agreement to which Seller is a party or require the consent of any third-party; (3) attached hereto is Seller's financial information which is true and accurate in all respects and present fairly the financial position and the results of operation of the Business; (4) Seller has no material liabilities of any nature whatsoever which are not disclosed in such financial information since the date on the financial information; (5) all books and records of Seller which have been provided to EUI for inspection are true, correct and complete, and contain no material omission with respect to the Business or operations or status of the Seller or the Assets; (6) Seller is not a party to any pending litigation, is not aware of any threatened litigation with respect to the Business or the Assets and has not filed any voluntary petition in bankruptcy, nor been served with or otherwise received notice of any involuntary petition in bankruptcy having been filed against Seller; (7) Seller is the sole and exclusive owner of and has good and marketable title to all of the Assets, free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature, and description whatsoever; (8) all licenses, permits or other registrations required for operation of the Business are current and valid and Seller is in compliance with all federal, state and local laws and regulations in connection with the operation of the Business; (9) Seller is not in default with respect to any material liabilities or material obligations, which are related to the Assets or the Business, (10) Seller has and will transfer all assets, rights and interests necessary or convenient for the operation of the Business; and (11) all taxes, wages, utilities and other accounts payable in connection with the Seller's operation of the Business through the Closing are current and not past due, and all such liabilities or obligations incurred or accrued have been paid and discharged as they become due and all such liabilities and obligations have been, as of and through the Closing Date, incurred in the ordinary course of business.

         The Seller understands that EUI Shares to be issued to the Seller under this Agreement have not been and will not be registered under the Securities Act in reliance upon exemptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such shares of EUI stock are registered or qualify for exemption from registration under the Securities Act.

         The Seller has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of the Seller's investment in EUI Shares being acquired hereunder. The Seller understands and is able to bear any economic risks associated with such investment. The Seller acknowledges that the Seller has had the opportunity ask





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Letter Agreement
Page 3

questions to the officers and management of EUI about the business and financial condition of EUI. EUI Shares being issued to the Seller hereunder are being acquired by the Seller in good faith solely for its own accounts, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. The EUI Shares shall not be offered for sale, sold or otherwise transferred by the Seller without either registration or exemption from registration under the Securities Act or applicable state securities laws. No EUI Shares were offered to the Seller by means of publicly disseminated advertisements or sales literature.

         eUniverse hereby represents and warrants to Seller that (1) EUI is a corporation duly organized, legally existing and in good standing under the laws of its state of incorporation; (2) the information (including the financial statements and notes thereto) contained in its Registration Statement on Form 10 (No. 0-26355) and its most recent Form 10-Q filing, (the "SEC Filings") accurate and complete in all material respects and do not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; (3) the shares of eUniverse Common Stock when issued and paid for as contemplated hereby will be duly and validly authorized, fully-paid and non-assessable, and Seller will acquire good title to the shares; (4) the execution and delivery of this Agreement by eUniverse has been duly authorized and this Agreement constitutes the valid and binding obligation of eUniverse enforceable in accordance with its terms; (5) eUniverse is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (8) this Agreement does not violate or conflict with any agreement to which eUniverse is a party or require the consent of any third party.

         All representations and warranties of the parties contained herein shall be true in all material respects at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of such time; and each party shall have performed and complied with all obligations, covenants, and conditions required by this Agreement to have been performed or complied with by it prior to or on the Closing Date. All representations, warranties, agreements and covenants made and given herein shall survive the execution and delivery of this Agreement and the Closing.

         Seller shall indemnify, defend and save EUI harmless from any actions, claims, losses, damages, demands or expense (including without limitation all court costs and reasonable attorney's fees on account thereof) suffered or incurred by EUI, its successors or assigns, arising from (i) any untruthfulness of any representation made by the Seller in this Agreement or in any document delivered to EUI by or on behalf of Seller pursuant to this Agreement, or (ii) breach of any covenant or warranty of the Seller contained in this Agreement or in any document delivered to EUI by or on behalf of Seller pursuant to this Agreement.

         Until the Closing Date, Seller (1) shall not, either directly or indirectly, on its own behalf or on behalf of any other person, entity or concern, solicit, negotiate with, have discussions with or in any manner entertain, encourage, contemplate or accept any offer, inquiry or proposal of any other person, concern or entity seeking to acquire any or all of the Assets or the Business; and (2) shall immediately notify EUNI of any contact with Seller by any person, concern or





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Letter Agreement
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entity regarding such offer, inquiry or proposal, stating the name of such other entity and the substantive terms of such offer.

         Commencing on the date hereof and continuing through the Closing Date, Seller agrees to conduct its business in the ordinary course, which ordinary course shall in no way impair or injure the business or professional reputation of EUNI, and refrain from any extraordinary transactions.

         At the Closing, EUNI may issue a press release. No party shall make any other press release or public statement anywhere in the world or on any global computer network concerning EUNI or the Seller pertaining to the transactions contemplated herein or in this Agreement without the prior, express written consent of the other parties hereto.

         The obligations of EUI to effect the transactions contemplated herein are further subject to the satisfaction at or prior to the Closing Date of the following conditions by Seller, unless waived by EUI in writing: (1) from the date of this Agreement through the Closing Date, Seller shall not have suffered any adverse change in business or asets that has had an effect greater than Two Thousand Dollars ($2,000.00); (2) all actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by counsel to EUI, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith; (3) Seller shall reaffrim that he is familiar with the business of EUI, that he is acquiring the EUI Shares under
Section 4(2) of the Securities Act of 1933 (the "Securities Act"), commonly known as the private offering exemption of the Securities Act, and that the EUI Shares are restricted and may not be resold, except in reliance on an exemption under the Securities Act; and (4) at the time of Closing, Seller shall deliver to EUI: (i) executed bills of sale and other instruments in a form satisfactory to EUI and its counsel as may be necessary to transfer all of the Assets to EUI and to consummate the transactions called for by this Agreement; (ii) an executed employment letter agreement dated of equal date herewith; and (iii) a certificate signed by Seller certifying that the representations and warranties of Seller set forth in this Agreement are true and correct as of the date of this Agreement.

         The obligations of Seller to effect the transactions contempleted herein are subject to the satisfaction at or prior to the Closing Date of the following conditions by EUI, unless waived by Seller in writing: (1) EUI shall have furnished Seller with copies of resolutions duly adopted by the Executive Committee of the Boards of Directors of EUI approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement, and (2) at the time of Closing, EUI shall deliver to Seller an EUI stock certificate representing the Down payment and a certificate signed by a duly authorized officer of EUI certifying that the representations and warranties of EUI set forth in this Agreement are true and correct as of the date of this Agreement.

         Any controversy or claim arising out of or related to this Agreement or the breach thereof shall be settled by binding arbitration in Fairfield County, Connecticut, in accordance with the






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Letter Agreement
Page 5

Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         This Agreement, together with attachments and documents identified herein, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and is intended as the parties' final expression and complete and exclusive statement of the terms thereof, superseding all prior or contemporaneous agreements, representations, promises and understandings, whether written or oral, and may be amended or modified only by an instrument in writing signed by both parties.

         Any notice required or permitted to be given hereunder shall be (a) in writing, (b) effective on the first business day following the date of receipt, and (c) delivered by one of the following means: (i) by personal delivery; (ii) by prepaid, overnight package delivery or courier service; or (iii) by the United States Postal Service, first class, certified mail, return receipt requested, postage prepaid. All notices given under this Agreement shall be addressed to the addresses stated at the top of this Agreement, or to such other addresses of which the parties have been advised in writing by any of the above-described means.

         This Agreement shall be governed by and construed in accordance with the laws of the state of Connecticut, without giving effect to any principles of conflicts of law. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, distributees, legal representatives, successors and assigns.

         Please acknowledge receipt of the foregoing and your agreement and consent to same by executing a copy of this letter where indicated below and returning a copy to us by facsimile and a fully executed original to us by overnight mail courier.

                                                Very truly yours,
                                                eUniverse, Inc.

                                                By: /s/ Brad D. Greenspan
                                                   -----------------------------
                                                   Brad D. Greenspan, Chairman

Agreed and accepted this
21st day of February, 2000.

/s/ Christian Walter
------------------------
Christian Walter
("Seller")